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                                                                      EXHIBIT 21


                      ZIONS BANCORPORATION AND SUBSIDIARIES

                              AT DECEMBER 31, 1997



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             SUBSIDIARY                                                  STATE
             ----------                                                  -----
Zions First National Bank                              Federally chartered doing business in Utah

Nevada State Bank                                                        Nevada

National Bank of Arizona                                 Federally chartered doing business in
                                                                        Arizona

Pitkin County Bank and Trust Company                                    Colorado

Centennial Savings Bank, F.S.B.                          Federally chartered doing business in
                                                                        Colorado

ValCor Bancorporation, Inc.                                             Colorado

Grossmont Bank                                                         California

Cash Access, Inc.                                                         Utah

GB Capital Trust                                                        Delaware

Great Western Financial Corporation                                       Utah

Lockhart Realty Company                                                   Utah

Zions Data Service Company                                                Utah

Zions Insurance Agency, Inc.                                              Utah

Zions Life Insurance Company                                            Arizona
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